UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2022

Potbelly Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36104	36-4466837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 N. Canal Street, Suite 850 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 951-0600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PBPB	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On March 30, 2022, Potbelly Corporation (the “Company”) appointed Jill Sutton and David Pearson to its Board of Directors (the “Board”), effective as of March 30, 2022. Ms. Sutton and Mr. Pearson will each serve as a director for a term expiring at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”), at which time each will stand for reelection. Ms. Sutton will serve on the Compensation Committee of the Board and Nominating and Corporate Governance Committee of the Board and Mr. Pearson will serve on the Audit Committee of the Board. In connection with these appointments, the Board will temporarily expand to 11 directors until the Annual Meeting. Marla Gottschalk and Ben Rosenzweig will not be standing for election and each of their terms as a director will end at the Annual Meeting.

Ms. Sutton most recently served as Chief Legal Officer and General Counsel of United Natural Foods, Inc., a publicly traded food distributor. Prior to United Natural Foods, she served as Deputy General Counsel of General Motors Company. During her professional career, Jill worked for Tim Hortons from 2006 to 2015, where she held various roles, including Executive Vice President and General Counsel. Prior to Tim Hortons, Jill served as Corporate Counsel for Wendy’s Co. for two years. Jill holds multiple degrees from The Ohio State University, including a J.D. and Masters Degree in Health Administration.

Mr. Pearson is currently serving as a board member for Lee Enterprises and Magnite, both of which operate within the advertising industry. Prior to his retirement, Mr. Pearson was the Chief Financial Officer of Vonage, where he was responsible for managing the Finance, Corporate Development, and Investor Relations departments. Preceding Vonage, Mr. Pearson served for over nine years as the Managing Director of the Global Media & Telecom Group within Deutsche Bank’s investment banking services. Additionally, he spent nine years at Goldman Sachs holding three different positions within the Technology, Media & Telecom investment banking practice, most recently as Managing Director. Mr. Pearson received his M.B.A. from Harvard Business School and an A.B. in Political Science and Organizational Behavior from Brown University.

There are no arrangements or understandings between Ms. Sutton or Mr. Pearson and any other person pursuant to which they were selected as directors of the Company. There are no transactions in which Ms. Sutton or Mr. Pearson, nor any immediate family members of Ms. Sutton or Mr. Pearson, have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Sutton and Mr. Pearson will participate in the standard non-employee director compensation arrangements described under the heading “Director Compensation” in the Company’s Definitive Proxy Statement on Schedule 14A for the Company’s 2022 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 1, 2022.

A copy of the press release announcing Ms. Sutton’s and Mr. Pearson’s appointment to the Board is furnished with this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press release issued by Potbelly Corporation on April 1, 2022.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTBELLY CORPORATION

By:	/s/ Steven Cirulis
Name:	Steven Cirulis
Title:	Senior Vice President, Chief Financial Officer and Chief Strategy Officer

Date: April 1, 2022